UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's Telephone Number, including Area Code:  (337) 583-5000
                (Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 is to amend the Current Report on Form 8-K filed by Global Industries, Ltd. (the "Company") on November 7, 2005 to correct certain executive compensation information disclosed therein, which was inadvertently incorrectly reported.

Item 1.01        Entry into a Material Definitive Agreement.

On October 31, 2005, the Compensation Committee (the "Committee") of the Board of Directors of the Company approved changes in salary for certain executive officers of the Company as well as the award of stock options and restricted stock to such executive officers. The stock options vest one-third on each of the first, second and third anniversaries of the grant date and have an exercise price of $12.38.  The effective date of the stock options and restricted awards is January 3, 2006. The forfeiture restrictions on the restricted stock lapse on the third anniversary of the grant date. The following table sets forth the compensation matters approved by the Committee on October 31, 2005 for the executive officers listed.

Name	Salary	Non-qualified Options	Restricted Shares
William J. Dore'	$500,000	105,000	64,400
J. Michael Pearson	$275,000	47,600	29,400
James J. Dore'	$235,000	40,000	15,000
Russell J. Robicheaux	$196,000	15,100	9,300

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date: February 23, 2006	By:		/S/PETER S. ATKINSON
		Name:	Peter S. Atkinson
President and Chief Financial Officer